EXHIBIT 31.1(a)

Certification of Chief Executive Officer
Pursuant to Section 302
Of the Sarbanes-Oxley Act of 2002

I, Jeffry N. Quinn, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Solutia Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2012

/s/ Jeffry N. Quinn
Jeffry N. Quinn
President, Chief Executive Officer
and Chairman of the Board